EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Timberline Announces Second Quarter 2013 Financial Results

Coeur d’Alene, Idaho – May 10, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its second fiscal quarter ended March 31, 2013.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
Loss from continuing operations	$(653)	$(1,100)	$(1,201)	$(2,767)
Income from discontinued operations	-	-	-	2,122
Consolidated net loss	(653)	(1,100)	(1,201)	(645)
Consolidated net loss per share, basic and diluted	(0.01)	(0.02)	(0.02)	(0.01)
Mineral exploration expenses	341	454	806	1,509
Working capital	1,249	5,073	1,249	5,073

Timberline reported a consolidated net loss of $0.65 million for the quarter ended March 31, 2013, including exploration expenditures of $0.34 million.  The Company’s exploration expenditures during the quarter were related primarily to ongoing metallurgical, engineering, and environmental studies at the Lookout Mountain Project on the Company’s South Eureka Property in Nevada, in addition to the completion of an updated resource estimate for Lookout Mountain.

Subsequent to March 31, 2013, the balance of our outstanding note receivable from Timberline Drilling, Inc. (“TDI”), which formed a portion of the proceeds from the sale of TDI, was repaid in full to the Company.  As previously announced, in November 2011 Timberline closed the sale of its TDI subsidiary.  The results of TDI are reported in the Company’s financial statements under discontinued operations.  The Company’s consolidated results include income from discontinued operations of $2.12 million for the six months ended March 31, 2012.  The income from discontinued operations for the six months ended March 31, 2012 includes a gain on the sale of TDI of $1.64 million.

Timberline’s President and CEO, Paul Dircksen, said, “We are continuing to advance both our Butte Highlands and Lookout Mountain projects in spite of difficult equity market conditions.  At Butte Highlands, where our joint venture partner is funding the project development, the permitting process continues to advance, and we expect to receive all required permits and to commence operations this year.  Earlier this week we announced an agreement to form a joint venture at Lookout Mountain that is expected to provide significant funding toward the development of that project toward a production decision.”

About Timberline Resources

Timberline Resources Corporation is exploring advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where gold production is targeted to commence in 2013. Timberline’s exploration is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration, drill programs, and development at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the formation of a joint venture for Lookout Mountain (including the timing of formation of the joint venture), the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO
Phone: 208.664.4859